Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-255309) pertaining to the 2015 Long-Term Incentive Plan, 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan,
(2)
Registration Statement (Form S-8 No. 333-256222) pertaining to the 2015 Long-Term Incentive Plan,

of our report dated February 23, 2022, with respect to the consolidated financial statements of ACV Auctions Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

New York, NY

February 23, 2022